UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	March 11, 2013

The WhiteWave Foods Company
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	001-35708	46-0631061
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

2711 North Haskell Avenue, Suite 3400, Dallas, Texas		75204
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(214) 303-3400

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Short-Term Incentive Compensation Plan

On March 11, 2013, the Compensation Committee (the “Committee”) of the Board of Directors of The WhiteWave Foods Company (the “Company”) approved the design and established objectives for the 2013 Short-Term Incentive Compensation Plan, which will be payable in 2014 to the executive officers and other employees of the Company.

Short-term incentive payments for executive officers for 2013 will be based on the achievement of financial performance objectives (60%) and individual performance objectives for each executive officer (40%). Short-term incentive payments for 2013 will be based on the achievement of Company financial performance objectives for that portion of the target payment tied to financial performance objectives, and the Committee’s assessment of each executive officer’s performance in 2013 against their individual performance objectives for that portion of the target payment tied to individual performance objectives. The payout factor for both the financial performance objectives and the individual performance objectives for each executive officer ranges from zero to 200 percent of that officer’s target incentive opportunity, depending on actual performance in 2013 against the objectives approved by the Committee, for a maximum total payout for any executive officer of 200 percent of the executive officer’s target incentive opportunity. Threshold performance in excess of 90% of Company financial performance objectives is required for payout of the financial performance component for each executive officer.

The key Company financial performance objectives for 2013 are earnings per share (40%) and net sales (20%) for Gregg L. Engles, Kelly J. Haecker, Thomas L. Zanetich and Edward F. Fugger, and are North America operating income (40%) and North America net sales (20%) for Blaine E. McPeak. The individual performance objectives include the achievement of strategic goals based on each executive officer’s area of responsibility.

Executive Severance Plan

On March 11, 2013, the Compensation Committee adopted an Executive Severance Plan (the “Executive Severance Plan”) that will become effective upon a spin-off by Dean Foods Company (“Dean Foods”) of all or a portion of its ownership interest in the Company (a “Spin-Off”) or other transaction resulting in Dean Foods no longer holding a controlling interest in the Company. The Executive Severance Plan will provide benefits to the Company’s employees, including the Company’s executive officers, that are substantially equivalent to the benefits currently provided to the Company’s executive officers and senior employees pursuant to the Dean Foods Executive Severance Plan. When the Executive Severance Plan becomes effective, the Company’s senior employees, including the Company’s executive officers, would no longer be entitled to benefits under the Dean Foods Executive Severance Plan.

The Executive Severance Plan will provide severance benefits to certain designated employees, including the executive officers of the Company (each, a “Participant”), in the event of a qualified termination. Generally, a Participant whose employment is involuntarily terminated, other than for “cause” (as defined in the Executive Severance Plan), or who voluntarily terminates his or her employment for “good reason” (as defined in the Executive Severance Plan), will be entitled to receive, depending on the Participant’s position and role, a payment in an amount from one times to two times the sum of his or her base salary and target bonus, plus a pro rata portion of his or her target bonus for the fiscal year in which the termination occurs. In addition, the Participant would receive, depending on his or her position and role, a cash payment for the value of equity awards that would vest from 12 to 36 months following the date of severance based on the average closing price of the Company’s stock for 30 days preceding the date of severance. The Participant would also be entitled to payments to be used to pay COBRA health benefits and to obtain outplacement services.

Under the Executive Severance Plan “cause” means the following: (i) the Participant’s conviction of any crime deemed by the Company to make the Participant’s continued employment untenable; (ii) the willful and intentional misconduct or negligence that has caused or could reasonably be expected to result in material injury to the business or reputation of the Company; (iii) the conviction of or plea of guilty or of nolo contendere to a crime constituting a felony, (iv) the breach by the Participant of any written covenant or agreement with the Company; or (v) the Participant’s failure to comply with or breach of the Company’s “code of conduct” from time to time. “Good reason” means any of the following: (i) any reduction in the amount of the Participant’s compensation or significant reduction in benefits not generally applicable to similarly situated employees of the Company; (ii) removal of the Participant from the position held by him or her immediately prior to the change in control; or (iii) the transfer of the Participant’s principal place of employment.

The Executive Severance Plan administrator may impose certain conditions on a participant’s right to receive benefits under the Executive Severance Plan, including the execution of a release, non-compete agreement, non-solicitation agreement and/or non-disclosure agreement. Any Participant who receives termination benefits under the Executive Severance Plan will not be eligible to receive any other termination benefits, such as those that may be provided in a change in control agreement the Company may have entered into with the Participant.

Change in Control Agreements

On March 11, 2013, the Compensation Committee approved the key terms of change in control arrangements for the Company’s executive officers that will become effective upon any Spin-Off by Dean Foods or other transaction resulting in Dean Foods no longer holding a controlling interest in the Company. The Company expects to enter into written agreements with each of its executive officers incorporating these change in control terms prior to any such Spin-Off or other transaction.

With respect to Messrs. Engles, McPeak and Zanetich, these new agreements will provide benefits that are substantially equivalent to the terms of their existing change in control agreements with Dean Foods. With respect to Messrs. Haecker and Fugger, these new agreements will provide benefits that are substantially equivalent to the terms of their existing agreements with Dean Foods, except that they will provide benefits equal to three times the sum of the executive’s base salary and target annual incentive payment, plus a prorated target incentive payment for the fiscal year in which benefits are triggered.

Upon the effectiveness of such change in control agreements, the Company’s executive officers would no longer be entitled to change in control benefits from Dean Foods.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

The WhiteWave Foods Company

March 15, 2013	By:	/s/ Roger E. Theodoredis

Name: Roger E. Theodoredis
Title: Executive Vice President and General Counsel